EXHIBIT 99.7

INSTRUCTIONS BY BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES

(TO ACCOMPANYING LETTER FROM BROKERS OR OTHER NOMINEES

TO BENEFICIAL OWNERS)

      The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of rights to purchase Units, each Unit consisting of $35 principal amount of 15% Subordinated Notes due 2008 and                     shares of common stock, no par value, of Childtime Learning Centers, Inc. (the “Company”).

      This will instruct you whether to exercise Rights to purchase the Unit(s) distributed with respect to each 54 shares of the Company’s Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the Rights Subscription Certificate.

The undersigned acknowledges and understands that instructions contained herein to exercise subscription rights are irrevocable.

BOX 1.	☐ Please do not exercise the Rights to purchase the Unit(s).
BOX 2.	☐ Please exercise the Rights to purchase the Unit(s) pursuant to the undersigned’s Basic Subscription Privilege as set forth below:

NUMBER OF UNITS TO BE SUBSCRIBED FOR	PRICE		ENCLOSED PAYMENT
×	$[158.75]	=	$

BOX 3.	☐ Please exercise the Rights to purchase, to the extent available, the Units pursuant to the undersigned’s Over-Subscription Privilege as set forth below:

NUMBER OF UNITS TO BE SUBSCRIBED FOR	PRICE		ENCLOSED PAYMENT
×	$[158.75]	=	$

THE NUMBER OF UNITS PURCHASED PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE MUST NOT EXCEED THE NUMBER OF UNITS AVAILABLE FOR THE RIGHTS HOLDER TO PURCHASE UNDER THE BASIC SUBSCRIPTION PRIVILEGE.

BOX 4.	☐ Payment in the following amount is enclosed: $

BOX 5.	☐ Please deduct payment from the following account maintained by you as follows:

Type of Account:

Account No.:

Amount to be deducted: $

Date:

Signature(s): Please type or print name(s) below

IMPORTANT — ALL RIGHTS HOLDERS EXERCISING RIGHTS MUST SIGN HERE AND

COMPLETE AN IRS FORM W-9

Date: 2003

(signature of Holder(s))

      This instruction letter must be signed by the Rights holder(s) exactly as name(s) appear as beneficial owner. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, agent, officer or a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:	Home Telephone Number:

Capacity:	Business Telephone Number:

Address:

Taxpayer Identification or Social Security Number: